UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 11, 2004

SFBC International, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-16119	59-2407464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11190 Biscayne Blvd., Miami, Florida 33181

(Address of Principal Executive Office) (Zip Code)

305-895-0304

(Registrant’s telephone number, including area code)

Item 7.     Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Description

99.1	Press Release

Item 9.     Regulation FD Disclosure.

On August 11, 2004, SFBC International, Inc. issued a press release announcing the closing of its private offering of a total of $125 million in aggregate principal of Convertible Senior Notes due 2024, and the completetion of the repurchase of 820,000 shares of its common stock at $30.43 per share. In connection with the private offering, the initial purchaser was granted an option to purchase up to an additional $18.75 million of convertible notes until September 5, 2004. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K, including the press release attached hereto as an Exhibit 99.1, does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. This Current Report on Form 8-K, and the press release attached hereto as an exhibit, is being disclosed pursuant to, and in accordance with, Rule 135c of the Securities Act of 1933 (the “Act”).

The information in this Current Report on Form 8-K, including the exhibit attached hereto, are furnished pursuant to Item 9 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Act or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SFBC INTERNATIONAL, INC.

Date: August 12, 2004	By:	/s/ DAVID NATAN
David Natan Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release